Issuer Free Writing Prospectus

Filed pursuant to Rule 433(d)

Registration No. 333-194685-01

September 10, 2015

American Airlines, Inc. (“American”)

2015-2 Pass Through Trusts

Pass Through Certificates, Series 2015-2

American is increasing the size of the 2015-2 EETC transaction in order to finance two additional Boeing 787-8 aircraft (collectively, the “Additional Aircraft”). This free writing prospectus sets forth the corresponding material changes to American’s Preliminary Prospectus Supplement, dated September 10, 2015 (the “Supplement”), relating to the Certificates referred to below and should be read together with the Supplement and the accompanying Prospectus dated March 19, 2014. This free writing prospectus sets forth the principal amortization schedules and the loan to value ratio tables for the Equipment Notes related to the additional Boeing 787-8 aircraft. The information herein supersedes any inconsistent information set forth in the Supplement.

As described in the Supplement, American may create a separate pass through trust that will issue Class C Certificates. See “Possible Issuance of Class C Certificates and Additional Certificates and Refinancing and Reissuance of Certificates.” American may offer Class C Certificates at any time on or after the date of the Supplement. The offering of the Class C Certificates may be made by means of the Supplement, as amended by this free writing prospectus, and a related company free writing prospectus based on the terms and conditions described herein and therein. American reserves the right to offer Class C Certificates, if it does so at all, by means other than the Supplement. The terms relating to Class C Certificates that are described in the Supplement, as amended by this free writing prospectus, assume, among other things, that the Class C Certificates would be issued concurrently with the Class AA Certificates, the Class A Certificates and the Class B Certificates. If the Class C Certificates are not so issued, the terms relating to the Class C Certificates that are described in the Supplement, as amended by this free writing prospectus, may not be applicable to the Class C Certificates and the related pass through trust, if and when Class C Certificates are offered and issued. There is no assurance that Class C Certificates will be offered or issued, and the Class C Certificates, if and when offered and issued, may have terms different from the terms of the Class C Certificates described in the Supplement, as amended by this free writing prospectus.

Aircraft to be Financed:	Twenty-one total Aircraft, consisting of (a) the three Airbus A319-112 aircraft described in the Supplement, (b) the nine Airbus A321-231 aircraft described in the Supplement, (c) the three Boeing 737-823 aircraft described in the Supplement, (d) the Boeing 777-323ER aircraft described in the Supplement and (e) all five Boeing 787-8 aircraft described in the Supplement.

Aggregate Appraised Aircraft Value:	$1,495,446,667

Aggregate Face Amount of Class AA Certificates, Class A Certificates and Class B Certificates:	$1,061,768,000

Securities:	Class AA Pass Through Certificates, Series 2015-2 (“Class AA Certificates”)	Class A Pass Through Certificates, Series 2015-2 (“Class A Certificates”)	Class B Pass Through Certificates, Series 2015-2 (“Class B Certificates”)	Class C Pass Through Certificates, Series 2015-2 (1) (“Class C Certificates” and, together with the Class AA Certificates, Class A Certificates and Class B Certificates, the “Certificates”)

Face Amount:	$583,226,000	$239,271,000	$239,271,000	$209,363,000

Initial LTV (cumulative) (2)(3):	39.0%	55.0%	71.0%	85.0%

Highest LTV (cumulative) (3):	39.6%	55.8%	72.1%	86.3%

(1)	Certain terms relating to the Class C Certificates described in this table are based on the assumption that the Class C Certificates are issued concurrently with the Class AA Certificates, the Class A Certificates and the Class B Certificate on the terms and conditions described in this prospectus supplement. See “Information Relating to Class C Certificates” in the Supplement.
(2)	Determined as of the Issuance Date.
(3)	See “Loan to Value Ratios” below.

Equipment Notes and the Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of 21 aircraft: (a) three Airbus A319-112 aircraft delivered new to American from April 2015 to June 2015, (b) nine Airbus A321-231 aircraft delivered new to American from April 2015 to August 2015, (c) three Boeing 737-823 aircraft delivered new to American from March 2015 to June 2015, (d) one Boeing 777-323ER aircraft delivered new to American in February 2015 and (e) five Boeing 787-8 aircraft delivered new to American from February 2015 to August 2015 (each such aircraft, an “Aircraft”, and, collectively, the “Aircraft”).

Each of the Aircraft is, or upon delivery to American will be, owned and operated by American. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American will enter into a secured debt financing with respect to each Aircraft the Issuance Date.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Initial Principal Amount of Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes	Initial Principal Amount of Series C Equipment Notes(1)	Appraised Value(2)	Latest Equipment Note Maturity Date
Airbus A319-112	N8030F	6552	April 2015	$26,398,000	$5,205,000	$37,180,000	September 22, 2027
Airbus A319-112	N8031M	6595	May 2015	26,475,000	5,221,000	37,290,000	September 22, 2027
Airbus A319-112	N4032T	6644	June 2015	26,562,000	5,237,000	37,410,000	September 22, 2027
Airbus A321-231	N135NN	6520	April 2015	37,683,000	7,430,000	53,073,333	September 22, 2027
Airbus A321-231	N136AN	6532	April 2015	37,760,000	7,446,000	53,183,333	September 22, 2027
Airbus A321-231	N138AN	6650	June 2015	38,039,000	7,501,000	53,576,667	September 22, 2027
Airbus A321-231	N139AN	6687	July 2015	38,155,000	7,524,000	53,740,000	September 22, 2027
Airbus A321-231	N140AN	6667	July 2015	38,141,000	7,521,000	53,720,000	September 22, 2027
Airbus A321-231	N141NN	6656	July 2015	38,149,000	7,522,000	53,730,000	September 22, 2027
Airbus A321-231	N142AN	6711	July 2015	38,181,000	7,529,000	53,776,667	September 22, 2027
Airbus A321-231	N143AN	6745	August 2015	38,561,000	7,603,000	54,310,000	September 22, 2027
Airbus A321-231	N144AN	6723	August 2015	38,561,000	7,603,000	54,310,000	September 22, 2027
Boeing 737-823	N967NN	31214	March 2015	33,135,000	6,534,000	46,670,000	September 22, 2027
Boeing 737-823	N968NN	33241	April 2015	33,419,000	6,590,000	47,070,000	September 22, 2027
Boeing 737-823	N973NN	31219	June 2015	33,632,000	6,632,000	47,370,000	September 22, 2027
Boeing 777-323ER (3)	N733AR	33524	February 2015	111,732,000	22,032,000	157,370,000	September 22, 2027
Boeing 787-8 (3)	N801AC	40619	February 2015	83,961,000	16,555,000	118,253,333	September 22, 2027
Boeing 787-8 (3)	N806AA	40624	May 2015	84,978,000	16,756,000	119,686,667	September 22, 2027
Boeing 787-8 (3)	N807AA	40625	July 2015	85,218,000	16,804,000	120,026,667	September 22, 2027
Boeing 787-8 (3)	N808AN	40626	August 2015	86,514,000	17,059,000	121,850,000	September 22, 2027
Boeing 787-8 (3)	N809AA	40627	August 2015	86,514,000	17,059,000	121,850,000	September 22, 2027
Total:				$1,061,768,000	$209,363,000	$1,495,446,667

(1)	The initial principal amount of Series C Equipment Notes for each Aircraft set forth above is based on the assumption that the Class C Certificates are issued concurrently with the Class AA Certificates, the Class A Certificates and the Class B Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class C Certificates.”
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“mba,” and together with AISI and BK, the “Appraisers”)). In the case of each Aircraft owned by American as of the respective dates of the appraisals, such appraisals indicate the appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of the related appraisal, and in the case of each Aircraft not yet delivered to American as of the respective dates of the appraisals, such appraisals indicate the appraised base value projected as of its scheduled delivery month at the time of the related appraisal. The BK appraisal and the AISI appraisal are each dated September 3, 2015 and the mba appraisal is dated September 4, 2014. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(3)	This aircraft is approved for Extended-range Twin-engine Operations (“ETOPs”).

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)(3)				LTV(2)(4)
		Class AA Certificates	Class A Certificates	Class B Certificates	Class C Certificates (2)	Class AA Certificates	Class A Certificates	Class B Certificates	Class C Certificates (2)
At Issuance	$1,495,446,667	$583,226,000	$239,271,000	$239,271,000	$209,363,000	39.0%	55.0%	71.0%	85.0%
March 22, 2016	1,472,842,606	583,226,000	239,271,000	239,271,000	209,363,000	39.6%	55.8%	72.1%	86.3%
September 22, 2016	1,450,238,545	569,430,729	233,612,607	225,037,534	209,363,000	39.3%	55.4%	70.9%	85.3%
March 22, 2017	1,427,634,485	555,617,790	227,945,760	212,267,960	209,363,000	38.9%	54.9%	69.8%	84.4%
September 22, 2017	1,405,030,424	541,804,495	222,278,767	200,313,511	209,363,000	38.6%	54.4%	68.6%	83.5%
March 22, 2018	1,382,426,363	527,990,828	216,611,622	188,449,049	209,363,000	38.2%	53.9%	67.5%	82.6%
September 22, 2018	1,359,822,303	514,176,768	210,944,315	176,674,551	209,363,000	37.8%	53.3%	66.3%	81.7%
March 22, 2019	1,337,218,242	500,362,297	205,276,840	166,327,212	209,363,000	37.4%	52.8%	65.2%	80.9%
September 22, 2019	1,314,614,181	486,547,393	199,609,187	156,024,583	209,363,000	37.0%	52.2%	64.1%	80.0%
March 22, 2020	1,292,010,121	472,732,033	193,941,347	145,766,636	209,363,000	36.6%	51.6%	62.9%	79.1%
September 22, 2020	1,269,406,060	458,916,193	188,273,310	138,726,859	—	36.2%	51.0%	61.9%	0.0%
March 22, 2021	1,246,801,999	445,099,846	182,605,065	132,865,487	—	35.7%	50.3%	61.0%	0.0%
September 22, 2021	1,224,197,939	431,282,965	176,936,601	128,726,776	—	35.2%	49.7%	60.2%	0.0%
March 22, 2022	1,201,593,878	417,465,519	171,267,905	125,007,378	—	34.7%	49.0%	59.4%	0.0%
September 22, 2022	1,178,989,817	403,647,476	165,598,965	118,725,876	—	34.2%	48.3%	58.4%	0.0%
March 22, 2023	1,156,385,757	389,828,800	159,929,764	109,439,659	—	33.7%	47.5%	57.0%	0.0%
September 22, 2023	1,133,781,696	376,009,454	154,260,289	—	—	33.2%	46.8%	0.0%	0.0%
March 22, 2024	1,111,177,635	362,189,397	148,590,522	—	—	32.6%	46.0%	0.0%	0.0%
September 22, 2024	1,088,573,575	348,368,583	142,920,444	—	—	32.0%	45.1%	0.0%	0.0%
March 22, 2025	1,065,969,514	334,546,966	137,250,037	—	—	31.4%	44.3%	0.0%	0.0%
September 22, 2025	1,043,365,453	320,724,492	131,579,279	—	—	30.7%	43.4%	0.0%	0.0%
March 22, 2026	1,020,761,393	306,901,104	125,908,145	—	—	30.1%	42.4%	0.0%	0.0%
September 22, 2026	998,157,332	293,076,740	120,236,611	—	—	29.4%	41.4%	0.0%	0.0%
March 22, 2027	975,553,271	279,251,333	114,564,649	—	—	28.6%	40.4%	0.0%	0.0%
September 22, 2027	952,949,211	—	—	—	—	0.0%	0.0%	0.0%	0.0%

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The Pool Balance and LTV schedules relating to the Class C Certificates set forth above are based on the assumption that the Class C Certificates are issued concurrently with the Class AA Certificates, the Class A Certificates and the Class B Certificates on the terms and conditions described in this prospectus supplement. See “Information Relating to Class C Certificates.” The Class C Certificates, if and when offered and issued, may have Pool Balance and LTV schedules different from those set forth above.

(3)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(4)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates, in the case of the Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates, and in the case of the Class C Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates plus the expected outstanding pool balance of the Class B Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased or if a default in payment on any Equipment Notes occurs.

Assumed Amortization Schedule and Resulting Pool Factors

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on any Equipment Note occurs.

	Class AA		Class A		Class B		Class C
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
March 22, 2016	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
September 22, 2016	13,795,271.28	0.9763466	5,658,393.34	0.9763515	14,233,466.04	0.9405132	0.00	1.0000000
March 22, 2017	13,812,938.78	0.9526629	5,666,846.70	0.9526677	12,769,574.01	0.8871445	0.00	1.0000000
September 22, 2017	13,813,294.47	0.9289786	5,666,992.57	0.9289833	11,954,448.58	0.8371826	0.00	1.0000000
March 22, 2018	13,813,667.61	0.9052937	5,667,145.69	0.9052983	11,864,462.57	0.7875967	0.00	1.0000000
September 22, 2018	13,814,059.43	0.8816081	5,667,306.44	0.8816125	11,774,498.10	0.7383868	0.00	1.0000000
March 22, 2019	13,814,471.18	0.8579218	5,667,475.34	0.8579261	10,347,338.31	0.6951415	0.00	1.0000000
September 22, 2019	13,814,904.17	0.8342347	5,667,653.03	0.8342389	10,302,629.52	0.6520831	0.00	1.0000000
March 22, 2020	13,815,359.97	0.8105469	5,667,839.99	0.8105510	10,257,946.89	0.6092115	0.00	1.0000000
September 22, 2020	13,815,840.23	0.7868583	5,668,037.00	0.7868622	7,039,777.32	0.5797897	209,363,000.00	0.0000000
March 22, 2021	13,816,346.59	0.7631687	5,668,244.78	0.7631726	5,861,371.36	0.5552929	0.00	0.0000000
September 22, 2021	13,816,881.12	0.7394783	5,668,464.05	0.7394820	4,138,711.05	0.5379957	0.00	0.0000000
March 22, 2022	13,817,445.91	0.7157869	5,668,695.72	0.7157905	3,719,397.80	0.5224510	0.00	0.0000000
September 22, 2022	13,818,043.22	0.6920944	5,668,940.81	0.6920979	6,281,502.69	0.4961984	0.00	0.0000000
March 22, 2023	13,818,675.72	0.6684009	5,669,200.29	0.6684043	9,286,216.62	0.4573879	0.00	0.0000000
September 22, 2023	13,819,346.08	0.6447063	5,669,475.35	0.6447095	109,439,659.14	0.0000000	0.00	0.0000000
March 22, 2024	13,820,057.53	0.6210104	5,669,767.17	0.6210135	0.00	0.0000000	0.00	0.0000000
September 22, 2024	13,820,813.46	0.5973132	5,670,077.32	0.5973162	0.00	0.0000000	0.00	0.0000000
March 22, 2025	13,821,617.49	0.5736146	5,670,407.18	0.5736175	0.00	0.0000000	0.00	0.0000000
September 22, 2025	13,822,474.07	0.5499146	5,670,758.59	0.5499174	0.00	0.0000000	0.00	0.0000000
March 22, 2026	13,823,387.70	0.5262130	5,671,133.39	0.5262157	0.00	0.0000000	0.00	0.0000000
September 22, 2026	13,824,363.57	0.5025097	5,671,533.79	0.5025123	0.00	0.0000000	0.00	0.0000000
March 22, 2027	13,825,407.47	0.4788047	5,671,962.04	0.4788071	0.00	0.0000000	0.00	0.0000000
September 22, 2027	279,251,332.95	0.0000000	114,564,649.42	0.0000000	0.00	0.0000000	0.00	0.0000000

Principal Payments

Scheduled principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes will be made on March 22 and September 22 in certain years, commencing on September 22, 2016 and ending on September 22, 2027, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and September 22, 2023, in the case of the Series B Equipment Notes. The entire principal amount of the Series C Equipment Notes is scheduled to be paid on September 22, 2020. The original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Additional Aircraft will be as set forth in the table below for that Aircraft. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

Boeing 787-8

N808AN

	Series AA		Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$47,522,000.00	$0.00	$19,496,000.00	$0.00	$19,496,000.00	$0.00	$17,059,000.00
March 22, 2016	0.00	47,522,000.00	0.00	19,496,000.00	0.00	19,496,000.00	0.00	17,059,000.00
September 22, 2016	1,113,372.62	46,408,627.38	456,563.12	19,039,436.88	1,155,431.90	18,340,568.10	0.00	17,059,000.00
March 22, 2017	1,120,118.91	45,288,508.47	459,535.97	18,579,900.91	1,038,567.56	17,302,000.54	0.00	17,059,000.00
September 22, 2017	1,120,251.29	44,168,257.18	459,590.27	18,120,310.64	972,311.95	16,329,688.59	0.00	17,059,000.00
March 22, 2018	1,120,390.20	43,047,866.98	459,647.26	17,660,663.38	965,161.11	15,364,527.48	0.00	17,059,000.00
September 22, 2018	1,120,536.04	41,927,330.94	459,707.10	17,200,956.28	958,018.26	14,406,509.22	0.00	17,059,000.00
March 22, 2019	1,120,689.30	40,806,641.64	459,769.97	16,741,186.31	841,828.21	13,564,681.01	0.00	17,059,000.00
September 22, 2019	1,120,850.48	39,685,791.16	459,836.09	16,281,350.22	838,358.56	12,726,322.45	0.00	17,059,000.00
March 22, 2020	1,121,020.13	38,564,771.03	459,905.70	15,821,444.52	834,898.67	11,891,423.78	0.00	17,059,000.00
September 22, 2020	1,121,198.89	37,443,572.14	459,979.03	15,361,465.49	572,518.02	11,318,905.76	17,059,000.00	0.00
March 22, 2021	1,121,387.38	36,322,184.76	460,056.36	14,901,409.13	476,473.85	10,842,431.91	0.00	0.00
September 22, 2021	1,121,586.34	35,200,598.42	460,137.98	14,441,271.15	335,966.50	10,506,465.41	0.00	0.00
March 22, 2022	1,121,796.56	34,078,801.86	460,224.23	13,981,046.92	301,786.26	10,204,679.15	0.00	0.00
September 22, 2022	1,122,018.91	32,956,782.95	460,315.45	13,520,731.47	511,015.37	9,693,663.78	0.00	0.00
March 22, 2023	1,122,254.33	31,834,528.62	460,412.03	13,060,319.44	756,509.94	8,937,153.84	0.00	0.00
September 22, 2023	1,122,503.86	30,712,024.76	460,514.41	12,599,805.03	8,937,153.84	0.00	0.00	0.00
March 22, 2024	1,122,768.68	29,589,256.08	460,623.05	12,139,181.98	0.00	0.00	0.00	0.00
September 22, 2024	1,123,050.04	28,466,206.04	460,738.48	11,678,443.50	0.00	0.00	0.00	0.00
March 22, 2025	1,123,349.35	27,342,856.69	460,861.27	11,217,582.23	0.00	0.00	0.00	0.00
September 22, 2025	1,123,668.17	26,219,188.52	460,992.07	10,756,590.16	0.00	0.00	0.00	0.00
March 22, 2026	1,124,008.24	25,095,180.28	461,131.58	10,295,458.58	0.00	0.00	0.00	0.00
September 22, 2026	1,124,371.49	23,970,808.79	461,280.61	9,834,177.97	0.00	0.00	0.00	0.00
March 22, 2027	1,124,760.07	22,846,048.72	461,440.03	9,372,737.94	0.00	0.00	0.00	0.00
September 22, 2027	22,846,048.72	0.00	9,372,737.94	0.00	0.00	0.00	0.00	0.00

N809AA

	Series AA		Series A		Series B		Series C
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$47,522,000.00	$0.00	$19,496,000.00	$0.00	$19,496,000.00	$0.00	$17,059,000.00
March 22, 2016	0.00	47,522,000.00	0.00	19,496,000.00	0.00	19,496,000.00	0.00	17,059,000.00
September 22, 2016	1,113,372.62	46,408,627.38	456,563.12	19,039,436.88	1,155,431.90	18,340,568.10	0.00	17,059,000.00
March 22, 2017	1,120,118.91	45,288,508.47	459,535.97	18,579,900.91	1,038,567.56	17,302,000.54	0.00	17,059,000.00
September 22, 2017	1,120,251.29	44,168,257.18	459,590.27	18,120,310.64	972,311.95	16,329,688.59	0.00	17,059,000.00
March 22, 2018	1,120,390.20	43,047,866.98	459,647.26	17,660,663.38	965,161.11	15,364,527.48	0.00	17,059,000.00
September 22, 2018	1,120,536.04	41,927,330.94	459,707.10	17,200,956.28	958,018.26	14,406,509.22	0.00	17,059,000.00
March 22, 2019	1,120,689.30	40,806,641.64	459,769.97	16,741,186.31	841,828.21	13,564,681.01	0.00	17,059,000.00
September 22, 2019	1,120,850.48	39,685,791.16	459,836.09	16,281,350.22	838,358.56	12,726,322.45	0.00	17,059,000.00
March 22, 2020	1,121,020.13	38,564,771.03	459,905.70	15,821,444.52	834,898.67	11,891,423.78	0.00	17,059,000.00
September 22, 2020	1,121,198.89	37,443,572.14	459,979.03	15,361,465.49	572,518.02	11,318,905.76	17,059,000.00	0.00
March 22, 2021	1,121,387.38	36,322,184.76	460,056.36	14,901,409.13	476,473.85	10,842,431.91	0.00	0.00
September 22, 2021	1,121,586.34	35,200,598.42	460,137.98	14,441,271.15	335,966.50	10,506,465.41	0.00	0.00
March 22, 2022	1,121,796.56	34,078,801.86	460,224.23	13,981,046.92	301,786.26	10,204,679.15	0.00	0.00
September 22, 2022	1,122,018.91	32,956,782.95	460,315.45	13,520,731.47	511,015.37	9,693,663.78	0.00	0.00
March 22, 2023	1,122,254.33	31,834,528.62	460,412.03	13,060,319.44	756,509.94	8,937,153.84	0.00	0.00
September 22, 2023	1,122,503.86	30,712,024.76	460,514.41	12,599,805.03	8,937,153.84	0.00	0.00	0.00
March 22, 2024	1,122,768.68	29,589,256.08	460,623.05	12,139,181.98	0.00	0.00	0.00	0.00
September 22, 2024	1,123,050.04	28,466,206.04	460,738.48	11,678,443.50	0.00	0.00	0.00	0.00
March 22, 2025	1,123,349.35	27,342,856.69	460,861.27	11,217,582.23	0.00	0.00	0.00	0.00
September 22, 2025	1,123,668.17	26,219,188.52	460,992.07	10,756,590.16	0.00	0.00	0.00	0.00
March 22, 2026	1,124,008.24	25,095,180.28	461,131.58	10,295,458.58	0.00	0.00	0.00	0.00
September 22, 2026	1,124,371.49	23,970,808.79	461,280.61	9,834,177.97	0.00	0.00	0.00	0.00
March 22, 2027	1,124,760.07	22,846,048.72	461,440.03	9,372,737.94	0.00	0.00	0.00	0.00
September 22, 2027	22,846,048.72	0.00	9,372,737.94	0.00	0.00	0.00	0.00	0.00

Loan to Value Ratio Tables

The following tables set forth the loan to Aircraft value ratios for the Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued in respect of each Additional Aircraft that may be financed pursuant to this offering as of the Issuance Date and each Regular Distribution Date thereafter.

The LTVs specified in such tables for the Series C Equipment Notes are based on the assumption that Class C Certificates are issued concurrently with the Class AA Certificates, the Class A Certificates and the Class B Certificates on the terms and conditions described in this prospectus supplement. The LTVs for Series C Equipment Notes, if and when Class C Certificates are offered and issued, may differ from what is set forth in such tables.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series C Equipment Notes, the outstanding balance of the Series AA Equipment Notes, the Series A Equipment Notes and the Series B Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Boeing 787-8

N808AN

		Series AA		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$121,850,000.00	$47,522,000.00	39.0%	$19,496,000.00	55.0%	$19,496,000.00	71.0%	$17,059,000.00	85.0%
March 22, 2016	120,022,250.00	47,522,000.00	39.6%	19,496,000.00	55.8%	19,496,000.00	72.1%	17,059,000.00	86.3%
September 22, 2016	118,194,500.00	46,408,627.38	39.3%	19,039,436.88	55.4%	18,340,568.10	70.9%	17,059,000.00	85.3%
March 22, 2017	116,366,750.00	45,288,508.47	38.9%	18,579,900.91	54.9%	17,302,000.54	69.8%	17,059,000.00	84.4%
September 22, 2017	114,539,000.00	44,168,257.18	38.6%	18,120,310.64	54.4%	16,329,688.59	68.6%	17,059,000.00	83.5%
March 22, 2018	112,711,250.00	43,047,866.98	38.2%	17,660,663.38	53.9%	15,364,527.48	67.5%	17,059,000.00	82.6%
September 22, 2018	110,883,500.00	41,927,330.94	37.8%	17,200,956.28	53.3%	14,406,509.22	66.3%	17,059,000.00	81.7%
March 22, 2019	109,055,750.00	40,806,641.64	37.4%	16,741,186.31	52.8%	13,564,681.01	65.2%	17,059,000.00	80.8%
September 22, 2019	107,228,000.00	39,685,791.16	37.0%	16,281,350.22	52.2%	12,726,322.45	64.1%	17,059,000.00	80.0%
March 22, 2020	105,400,250.00	38,564,771.03	36.6%	15,821,444.52	51.6%	11,891,423.78	62.9%	17,059,000.00	79.1%
September 22, 2020	103,572,500.00	37,443,572.14	36.2%	15,361,465.49	51.0%	11,318,905.76	61.9%	0.00	0.0%
March 22, 2021	101,744,750.00	36,322,184.76	35.7%	14,901,409.13	50.3%	10,842,431.91	61.0%	0.00	0.0%
September 22, 2021	99,917,000.00	35,200,598.42	35.2%	14,441,271.15	49.7%	10,506,465.41	60.2%	0.00	0.0%
March 22, 2022	98,089,250.00	34,078,801.86	34.7%	13,981,046.92	49.0%	10,204,679.15	59.4%	0.00	0.0%
September 22, 2022	96,261,500.00	32,956,782.95	34.2%	13,520,731.47	48.3%	9,693,663.78	58.4%	0.00	0.0%
March 22, 2023	94,433,750.00	31,834,528.62	33.7%	13,060,319.44	47.5%	8,937,153.84	57.0%	0.00	0.0%
September 22, 2023	92,606,000.00	30,712,024.76	33.2%	12,599,805.03	46.8%	0.00	0.0%	0.00	0.0%
March 22, 2024	90,778,250.00	29,589,256.08	32.6%	12,139,181.98	46.0%	0.00	0.0%	0.00	0.0%
September 22, 2024	88,950,500.00	28,466,206.04	32.0%	11,678,443.50	45.1%	0.00	0.0%	0.00	0.0%
March 22, 2025	87,122,750.00	27,342,856.69	31.4%	11,217,582.23	44.3%	0.00	0.0%	0.00	0.0%
September 22, 2025	85,295,000.00	26,219,188.52	30.7%	10,756,590.16	43.4%	0.00	0.0%	0.00	0.0%
March 22, 2026	83,467,250.00	25,095,180.28	30.1%	10,295,458.58	42.4%	0.00	0.0%	0.00	0.0%
September 22, 2026	81,639,500.00	23,970,808.79	29.4%	9,834,177.97	41.4%	0.00	0.0%	0.00	0.0%
March 22, 2027	79,811,750.00	22,846,048.72	28.6%	9,372,737.94	40.4%	0.00	0.0%	0.00	0.0%
September 22, 2027	77,984,000.00	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%

N809AA

		Series AA		Series A		Series B		Series C
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$121,850,000.00	$47,522,000.00	39.0%	$19,496,000.00	55.0%	$19,496,000.00	71.0%	$17,059,000.00	85.0%
March 22, 2016	120,022,250.00	47,522,000.00	39.6%	19,496,000.00	55.8%	19,496,000.00	72.1%	17,059,000.00	86.3%
September 22, 2016	118,194,500.00	46,408,627.38	39.3%	19,039,436.88	55.4%	18,340,568.10	70.9%	17,059,000.00	85.3%
March 22, 2017	116,366,750.00	45,288,508.47	38.9%	18,579,900.91	54.9%	17,302,000.54	69.8%	17,059,000.00	84.4%
September 22, 2017	114,539,000.00	44,168,257.18	38.6%	18,120,310.64	54.4%	16,329,688.59	68.6%	17,059,000.00	83.5%
March 22, 2018	112,711,250.00	43,047,866.98	38.2%	17,660,663.38	53.9%	15,364,527.48	67.5%	17,059,000.00	82.6%
September 22, 2018	110,883,500.00	41,927,330.94	37.8%	17,200,956.28	53.3%	14,406,509.22	66.3%	17,059,000.00	81.7%
March 22, 2019	109,055,750.00	40,806,641.64	37.4%	16,741,186.31	52.8%	13,564,681.01	65.2%	17,059,000.00	80.8%
September 22, 2019	107,228,000.00	39,685,791.16	37.0%	16,281,350.22	52.2%	12,726,322.45	64.1%	17,059,000.00	80.0%
March 22, 2020	105,400,250.00	38,564,771.03	36.6%	15,821,444.52	51.6%	11,891,423.78	62.9%	17,059,000.00	79.1%
September 22, 2020	103,572,500.00	37,443,572.14	36.2%	15,361,465.49	51.0%	11,318,905.76	61.9%	0.00	0.0%
March 22, 2021	101,744,750.00	36,322,184.76	35.7%	14,901,409.13	50.3%	10,842,431.91	61.0%	0.00	0.0%
September 22, 2021	99,917,000.00	35,200,598.42	35.2%	14,441,271.15	49.7%	10,506,465.41	60.2%	0.00	0.0%
March 22, 2022	98,089,250.00	34,078,801.86	34.7%	13,981,046.92	49.0%	10,204,679.15	59.4%	0.00	0.0%
September 22, 2022	96,261,500.00	32,956,782.95	34.2%	13,520,731.47	48.3%	9,693,663.78	58.4%	0.00	0.0%
March 22, 2023	94,433,750.00	31,834,528.62	33.7%	13,060,319.44	47.5%	8,937,153.84	57.0%	0.00	0.0%
September 22, 2023	92,606,000.00	30,712,024.76	33.2%	12,599,805.03	46.8%	0.00	0.0%	0.00	0.0%
March 22, 2024	90,778,250.00	29,589,256.08	32.6%	12,139,181.98	46.0%	0.00	0.0%	0.00	0.0%
September 22, 2024	88,950,500.00	28,466,206.04	32.0%	11,678,443.50	45.1%	0.00	0.0%	0.00	0.0%
March 22, 2025	87,122,750.00	27,342,856.69	31.4%	11,217,582.23	44.3%	0.00	0.0%	0.00	0.0%
September 22, 2025	85,295,000.00	26,219,188.52	30.7%	10,756,590.16	43.4%	0.00	0.0%	0.00	0.0%
March 22, 2026	83,467,250.00	25,095,180.28	30.1%	10,295,458.58	42.4%	0.00	0.0%	0.00	0.0%
September 22, 2026	81,639,500.00	23,970,808.79	29.4%	9,834,177.97	41.4%	0.00	0.0%	0.00	0.0%
March 22, 2027	79,811,750.00	22,846,048.72	28.6%	9,372,737.94	40.4%	0.00	0.0%	0.00	0.0%
September 22, 2027	77,984,000.00	0.00	0.0%	0.00	0.0%	0.00	0.0%	0.00	0.0%

Additional Information

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley at 1-866-718-1649.